Exhibit 10.1

LEASE EXTENSION AGREEMENT

STANDARD LEASE ADDENDUM

This Lease Extension Agreement (“Extension”) is made and entered into on June 26, 2025 by and between:

Lessor (“Landlord”): PNN Holdings, LP

Lessee (“Tenant”): Beam Global

Property Address: 5660 Eastgate Drive, San Diego, CA 92121

WHEREAS, the parties entered into a lease agreement dated February 7, 2020 (the “Original Lease”) for the above-referenced property; and WHEREAS the parties wish to extend the term of the Original Lease under the terms set forth herein;

NOW THEREFORE, the parties agree as follows:

1.	Extension Term: The term of the Original Lease is hereby extended for six (6) months, commencing on September 1, 2025, and expiring on February 28, 2026.

2.	Landlord’s Right to Terminate: As of November 1, 2025, the Landlord reserves the right to terminate the Lease Extension by providing the Tenant with sixty (60) days’ written notice to vacate. Tenant shall vacate the premises by the end of the notice period in accordance with the provision.

3.	Rent and NNN: During this extension term, base rent shall be Sixty-Two Thousand Four Hundred Dollars ($62,400) plus NNN of Nine Thousand Eighty Dollars ($9,080) for a total of Seventy-One Thousand Four Hundred Eighty Dollars ($71,480) per month.

4.	Original Lease in Effect: Except as specifically modified by this Extension, all terms, conditions, and obligations set forth in the Original Lease shall remain in full force and effect and are hereby incorporated by reference.

The parties have executed this Lease Extension Agreement as of the date first written above.

By Lessor: PNN Holdings, LP

/s/ Pete Aardema

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By Lessee: Beam Global, Inc.

/s/ Lisa A. Potok

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